EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment"), dated as of October 31, 2012, amends and supplements that certain Loan and Security Agreement dated as of January 2, 2008, as amended to date (as so amended, the "Loan Agreement"), between JEFFERSON ELECTRIC, INC., a Delaware corporation ("Borrower"), and JOHNSON BANK ("Bank").

RECITALS

Borrower and Bank desire to amend and supplement the Loan Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements set forth in the Loan Agreement, as amended hereby, the parties agree as follows:

1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Loan Agreement. All references to the Loan Agreement contained in the Loan Documents shall, upon fulfillment of the conditions specified in Section 3 below, mean the Loan Agreement as amended by this Amendment.

2. Amendments to Loan Agreement. The Loan Agreement is amended as follows:

(a) The following defined terms are added to Article I of the Loan Agreement to appear in proper alphabetical order therein:

"Applicable Margin" means, for any day, the rate per annum set forth below:

Level	Debt Service Coverage Ratio	Applicable Margin
I	Greater than or equal to 2.00:1.00	2.25%
II	Greater than or equal to 1.75:1.00 but less than 2.00:1.00	2.50%
III	Greater than or equal to 1.50:1.00 but less than 1.75:1.00	2.75%
IV	Greater than or equal to 1.25: 1.00 but less than 1.50:1.00	3.00%
V	Greater than or equal to 1.10:1.00 but less than 1.25:1.00	3.25%
VI	Greater than or equal to than 1.00:1.00 but less than 1.10:1.00	3.50%

The Applicable Margin shall be adjusted quarterly, to the extent applicable, on the fifth (5th) business day after the Borrower provides or is required to provide the financial statements and other information pursuant to Section 5.1.1, or, with respect to any fiscal quarter end, 5.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 5.1.7. Notwithstanding anything contained in this paragraph to the contrary, (i) if the Borrower fails to deliver such financial statements and Compliance Certificate in accordance with the provisions of Sections 5.1.1, 5.1.2 and 5.1.7, the Applicable Margin shall be based upon clause (a) of the definition of Defined Interest Rate until the fifth (5th) business day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Debt Service Coverage Ratio; (ii) no reduction to any Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

"Debt Service Coverage Ratio" shall have the meaning given to such term in Section 5.22 hereof.

"Defined Interest Rate" means (i) prior to the initial determination under clause (ii) hereof after the receipt of the financial statements and Compliance Certificate for the fiscal quarter ending September 30, 2012, the interest rate in effect immediately prior to the effectiveness of the Eighth Amendment and (ii) after the receipt of the financial statements and Compliance Certificate for the fiscal quarter ending September 30, 2012 (subject to clause (i) of the definition of Applicable Margin), (a) if the Debt Service Coverage Ratio as set forth in the most recently delivered Compliance Certificate is less than 1.00:1.00, 5.25% and (b) if the Debt Service Coverage Ratio as set forth in the most recently delivered Compliance Certificate is greater than or equal to 1.00:1.00, LIBOR plus the Applicable Margin.

"Eighth Amendment" means the Eighth Amendment to this Loan Agreement dated as of October 31, 2012 between Borrower and Bank.

"LIBOR" means the per annum rate of interest for a period equal to one month described as the “London interbank offered rate, or Libor” for such period that is in effect two business days prior to the commencement of the applicable calendar month as reported in The Wall Street Journal, “Money Rates” table (and currently defined as the British Bankers’ Association average of interbank offered rates for dollar deposits in the London market) or, if The Wall Street Journal or another authoritative source is not available, as LIBOR is otherwise determined by the Bank in its sole and absolute discretion.

(b) The following defined terms in Article I of the Loan Agreement are amended in their entirety to read as follows:

"Loan Amount" means $6,000,000.

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"Net Cash Flow" for any fiscal period of Borrower, means EBITDA, less the sum of (a) income taxes paid in cash and (b) distributions for income taxes paid in cash.

"Tangible Net Worth" means (i) total assets plus debt which is subordinated to the debt hereunder on terms satisfactory to the Bank, minus (ii) the sum of: intangible assets plus total liabilities, all determined in accordance with GAAP.

(c) Section 2.1.1 of the Loan Agreement is amended by deleting the date "October 31, 2012" in the last sentence thereof and inserting "October 31, 2013" in its place.

(d) Sections 2.2, 2.3.2, 2.9 and 2.8 of the Loan Agreement are deleted in their entirety and replaced with "[Reserved.]"

(e) Section 2.3.1 of the Loan Agreement is amended in its entirety to read as follows:

2.3.1 Interest Rate on the  Revolving Note. The interest rate hereunder on the Revolving Note shall be equal to the Defined Interest Rate, changing as and when the Defined Interest Rate changes.

(f) Section 5.1.3 of the Loan Agreement is amended by deleting "and a detailed inventory report" therein.

(g) Section 5.1.7 of the Loan Agreement is amended in its entirety to read as follows:

5.1.7 Within 30 days after the end of each fiscal month, a statement in form satisfactory to the Bank certified by an officer of Borrower representing and warranting that (a) the representations and warranties contained in this Agreement are true and correct as of the date of such statement, except for changes permitted or contemplated by this Agreement which have been disclosed in writing to Bank; (b) no condition, event, act or omission has occurred or exists which constitutes an Event of Default under this Agreement; (c) no condition, event, act or omission has occurred which, with the giving of notice or the passage of time, will constitute an Event of Default under this Agreement; and (d) Borrower is in compliance with Sections 5.21, 5.22 and 6.3 of this Agreement and attaching a computation of each of the financial ratios and amounts referred to in such sections, each in detail satisfactory to the Bank (such statement, a "Compliance Certificate").

(h) Section 5.21 of the Loan Agreement is amended in its entirety to read as follows:

5.21 Tangible Net Worth. Borrower shall maintain, at all times, a Tangible Net Worth not less than ($1,150,000).

(i) Section 5.22 of the Loan Agreement is amended in its entirety to read as follows:

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5.22 Debt Service Coverage Ratio. Borrower shall achieve, as of the last day of each fiscal quarter of Borrower, commencing September 30, 2012 a ratio of (a) Net Cash Flow to (b) the sum of required principal payments plus interest expense (not including accrued but unpaid interest expense on subordinated indebtedness owing to PPSI), all calculated for the four fiscal quarter period ending on the date of determination (the "Debt Service Coverage Ratio"), of at least 1.0 to 1.0.

(j) Section 5.27 of the Loan Agreement is amended in its entirety to read as follows:

5.27 Field Audit. Borrower shall cooperate with Lender's conducting a field audit examination (at Borrower's expense) of Borrower's assets, liabilities, books and records at a time to be determined by the Lender after the date of the Eighth Amendment.

(j) Section 5.29 of the Loan Agreement is created to read as follows:

5.29 DDA Balance. Borrower shall maintain at all times a balance in its demand deposit account of no less than $100,000.

(l) Section 5.30 of the Loan Agreement is created to read as follows:

5.30 Post-Closing Obligations. Borrower shall deliver to the Bank, promptly after the date of the Eighth Amendment, but in any event within 45 days after such date, evidence that the life insurance policy referenced in Section 5.24 of the Loan Agreement remains in full force and effect, subject to Bank's first priority lien thereon.

(k) Exhibit A attached hereto shall be deemed an exhibit to the Loan Agreement and shall replace its predecessor thereto.

(l) The following amounts shall be calculated for the Borrower on a consolidated basis with its subsidiaries: EBITDA, Net Cash Flow, Net Income, pre-Tax Net Income, Tangible Net Worth and the calculations for purposes of Sections 5.21, 5.22 and 6.3 of the Loan Agreement. The reports delivered under Sections 5.1.1, 5.1.2, 5.1.4, 5.1.5 and 5.1.7 of the Loan Agreement shall be prepared for Borrower on a consolidated basis with its subsidiaries.

3. Closing Conditions. This Amendment shall become effective upon the execution and delivery by Borrower and Bank of this Amendment and receipt by Bank of:

(a) a reaffirmation of subordination agreement, duly executed by PPSI and Bemag Transformer Inc.;

(b) a reaffirmation of guaranty, duly executed by Thomas Klink and PPSI;

(c) searches of the appropriate public offices demonstrating that no lien is of record affecting Borrower or its properties, except Authorized Security Interests;

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(d) copies, certified by duly authorized representatives of Borrower and PPSI to be true and correct and in full force and effect on the date hereof, of (i) the charter documents of such entity; (ii) resolutions of such entity authorizing the issuance, execution and delivery of the Loan Documents to which such entity is a party; and (iii) a statement containing the names and titles of the representatives of such entity authorized to sign such Loan Documents, together with true signatures of such persons;

(e) a legal opinion of Borrower's counsel;

(f) the replacement Revolving Note, in the form attached hereto as Exhibit A, duly executed by Borrower; and

and all proceedings taken in connection with the transactions contemplated by this Amendment, and all instruments, authorizations and other documents applicable thereto, shall be reasonably satisfactory to Bank.

4. No Waiver. Borrower agrees that nothing contained herein shall be construed by Borrower as a waiver by Bank of Borrower's compliance with any representation, warranty or covenant contained in the Loan Agreement and that no waiver of any provision of the Loan Agreement by Bank has occurred. Borrower further agrees that nothing contained herein shall impair the right of Bank to require strict performance by Borrower of the Loan Agreement.

5. Representations and Warranties. Borrower represents and warrants to Bank that:

(a) The execution and delivery of this Amendment and the other Loan Documents referenced herein is within its corporate power, has been duly authorized by proper corporate action on the part of Borrower, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the charter documents of Borrower or the terms of any agreement, restriction or undertaking to which Borrower is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity; and

(b) The representations and warranties of Borrower contained in the Loan Documents are true and correct in all material respects as of the date of this Amendment (except to the extent that such representations and warranties specifically refer only to another date).

6. Term Note. The parties hereto acknowledge that the Term Note as defined in the Loan Agreement prior to the effectiveness of this Amendment has been paid in full, and all referenced in the Loan Agreement to the Term Note shall be deemed to be deleted.

7. Costs and Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and all documents, instruments and agreements related hereto and thereto, including the reasonable fees and expenses of Bank's counsel.

8. Full Force and Effect. The Loan Agreement, except as otherwise expressly amended hereby, remains in full force and effect.

9. Execution in Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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10. Facsimile Signatures. Facsimile copies of any party's signature hereto shall be deemed effective execution of this Amendment by such party.

JEFFERSON ELECTRIC, INC.

BY__/s/ Thomas Klink___________________
Its___President______________________

JOHNSON BANK

BY____/s/ Robert MacDonald_____________
Its____Vice President_________________

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EXHIBIT A

Form of Revolving Note

REVOLVING NOTE

$6,000,000.00	Milwaukee, Wisconsin
October 31, 2012

FOR VALUE RECEIVED, on or before the date specified in Section 2.1.1 of the Loan Agreement (as defined below) as the date final payment of all outstanding principal and accrued interest on this Note is due, the undersigned, JEFFERSON ELECTRIC, INC., a Delaware corporation, promises to pay to the order of JOHNSON BANK (the "Bank") the principal sum of Six Million and 00/100 Dollars ($6,000,000.00), or such lesser amount as is shown to be outstanding according to the records of the Bank, together with interest on the principal balance outstanding from time to time at such rates and payable at such times as set forth in the Loan Agreement.

Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of the Bank, 333 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or such other place as the holder hereof shall designate to the undersigned in writing.

This Note is the Revolving Note issued pursuant to a Loan and Security Agreement dated as of January 2, 2008, as amended to date (as so amended and as further amended from time to time, the "Loan Agreement"), between the undersigned and the Bank, to which Loan Agreement reference is made for rights and obligations as to prepayment and acceleration of maturity. This Note replaces that certain Revolving Note in the stated principal amount of $6,000,000 dated October 31, 2011, from the undersigned and payable to the Bank, which replaced that certain Revolving Note in the stated principal amount of $5,000,000 dated December 3, 2008 from the undersigned and payable to the Bank, and the undersigned acknowledges that the indebtedness evidenced thereby has not been extinguished and that no novation has occurred.

The undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

JEFFERSON ELECTRIC, INC.

BY___/s/ Thomas Klink________________
Its______President____________________